Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in the amended Registration Statement of Snowdon Resources Corporation on Form SB-2/A-2 of our Report of Independent Registered Public Accounting Firm, dated June 1, 2006, on the balance sheet of Snowdon Resources Corporation as at April 30, 2006, and the related statements of operations, cash flows, and stockholders' deficiency for the period from March 1, 2006 (date of inception) to April 30, 2006.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Vancouver, Canada                                                                                                           MORGAN & COMPANY
 August 25, 2006                                                                                                                   Chartered Accountants